UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2023

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-37963	98-0630022
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
Second Floor, Washington House
16 Church Street
Hamilton, HM 11, Bermuda
(441) 279-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Depositary Shares, each representing a 1/1,000th interest in a 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Share, Series A	ATHPrA	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 5.625% Fixed Rate Perpetual Non-Cumulative Preference Share, Series B	ATHPrB	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preference Share, Series C	ATHPrC	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 4.875% Fixed-Rate Perpetual Non-Cumulative Preference Share, Series D	ATHPrD	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a 7.75% Fixed-Rate Reset Perpetual Non-Cumulative Preference Share, Series E	ATHPrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into Material Definitive Agreements.

ACRA 2

Athene Life Re Ltd. (“ALRe”), a wholly owned subsidiary of Athene Holding Ltd. (the “Company”), entered into a master framework agreement (the “ACRA 2 Framework Agreement”), effective as of July 1, 2023, with Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd. (“ACRA 2”). The Company established ACRA 2 as a long-duration, on-demand capital vehicle in order to continue to support its growth strategies and capital deployment opportunities. The terms of the ACRA 2 Framework Agreement and related terms are generally similar to the terms applicable to ACRA 1 (as defined below). Under the ACRA 2 Framework Agreement and related transaction documents, ACRA 2 received capital commitments from ALRe and Apollo/Athene Dedicated Investment Program II (“ADIP II”), a fund managed by Apollo Global Management, Inc. (“AGM”). The Company is a subsidiary of AGM.

In addition, effective as of July 1, 2023, ALRe sold 50% of its non-voting, economic interests in ACRA 2 to ADIP II for approximately $640 million. Following the sale, ALRe holds 100% of the voting power and 50% of the economic interests in ACRA 2, with ADIP II holding the remaining 50% of non-voting, economic interests. In connection with the sale of the shares of ACRA 2 to ADIP II, ALRe entered into a shareholders agreement (the “ACRA 2 Shareholders Agreement”) with ACRA 2 and ADIP II. The ACRA 2 Shareholders Agreement includes a mechanism to adjust the economic ownership interests of ACRA 2 (i) by increasing ADIP II’s economic interest in ACRA 2 (but not to exceed 67%) to the extent permissible while still allowing ACRA 2 to qualify for certain benefits under the income tax treaty between the US and the UK (the “UK Treaty”) and (ii) by decreasing ADIP II’s economic interest in ACRA 2 to the extent necessary to ensure that ACRA 2 continues to qualify for certain benefits under the UK Treaty.

ACRA 2’s board of directors (the “ACRA 2 Board”) currently consists of fourteen directors, with fifteen directors ultimately expected to serve on the ACRA 2 Board. ALRe has nominated nine directors to serve on the ACRA 2 Board: (i) one is the Chairman, (ii) one is a representative of AGM, (iii) one is the Company’s representative, (iv) two are representatives of AGM or the Company, as selected by the Company, (v) two are independent directors, and (vi) two will be selected by the Company. ADIP II and its investors have nominated the other five directors to serve on the ACRA 2 Board, three of whom are independent directors. ADIP II and its investors will retain the right to nominate an additional director to the ACRA 2 Board.

During a commitment period ranging from approximately three to five years from February 8, 2023 (the “ACRA 2 Commitment Period”), ACRA 2 has the right to participate in substantially all new inorganic transactions, pension group annuity transactions, funding agreement transactions and certain flow reinsurance transactions executed by the Company and its subsidiaries (collectively, “ACRA 2 Qualifying Transactions”) (subject to any ongoing rights of Athene Co-Invest Reinsurance Affiliate Holding Ltd. (“ACRA 1”) through the end of its commitment period). ALRe may also offer ACRA 2 the right to participate in certain other transactions from time to time, subject to certain conditions (in which case, such transactions would constitute ACRA 2 Qualifying Transactions). In addition, a quota share of certain of the Company’s retail annuity business issued on or after January 1, 2023 is currently retroceded to a subsidiary of ACRA 2. ACRA 2’s election to participate in ACRA 2 Qualifying Transactions is determined by ACRA 2’s Transaction Committee, which is a committee of the ACRA 2 Board comprised of representatives of the Company and AGM. If ACRA 2 elects not to participate in an ACRA 2 Qualifying Transaction, then the Company will have the right to pursue such ACRA 2 Qualifying Transaction without ACRA 2. ACRA 2’s right to participate in ACRA 2 Qualifying Transactions is subject to capital requirements and other terms and conditions.

In connection with each ACRA 2 Qualifying Transaction in which ACRA 2 elects to participate (each, an “ACRA 2 Participating Transaction”), ACRA 2 will generally pay ALRe a fee (the “ACRA 2 Wrap Fee”) on the reserves of the assumed or acquired business. The ACRA 2 Wrap Fee is expected to be approximately 15 basis points per year, based on a scale which increases from 10 basis points as the portion of the reserves economically attributed to ADIP II increases.

In general, (a) on or about the 10th anniversary of the effective date of any ACRA 2 Participating Transaction (other than a flow reinsurance transaction) or (b) on or about the 10th anniversary of the date on which reinsurance is terminated as to new business under any ACRA 2 Participating Transaction that is a flow reinsurance transaction (which would occur no later than the end of the ACRA 2 Commitment Period), ALRe or its applicable affiliate has the right (the “ACRA 2 Commutation Right”) to terminate ACRA 2’s participation in such ACRA 2 Participating Transaction based on a book value pricing mechanism and subject to ADIP II’s ability to reject the commutation if a minimum return with respect to such ACRA 2 Participating Transaction is not achieved. If ALRe, or its applicable affiliate, does not exercise the ACRA 2 Commutation Right with respect to an ACRA 2 Participating Transaction, then ACRA 2’s obligation to pay the ACRA 2 Wrap Fee in connection with such ACRA 2 Participating Transaction will terminate, and, subject to certain exceptions (and the applicable terms and conditions of the ACRA 2 Framework Agreement and related transaction documents), ALRe will be required to pay ACRA 2 a fee calculated in the same manner as the ACRA 2 Wrap Fee. In addition, if ACRA 2 fails to satisfy minimum aggregate capital requirements,

ALRe, or its applicable affiliate, has the right to recapture or assign to another of the Company’s subsidiaries a portion of the business retroceded to ACRA 2 (and/or any of its insurance or reinsurance subsidiaries) to the extent necessary to cure such failure.

As of March 31, 2023, subsidiaries of the Company had retroceded to ACRA 2 $6.5 billion of reserve liabilities. In connection with future ACRA 2 Participating Transactions, ACRA 2 will draw from ADIP II and from ALRe their respective share of the amount of capital necessary to consummate such ACRA 2 Participating Transactions equal to their proportionate economic interest in ACRA 2. The terms of any ACRA 2 Participating Transaction may vary from the terms described above upon mutual agreement of the Company and the ACRA 2 Transaction Committee.

In addition, ACRA 2 pays a monthly fee to Apollo Insurance Solutions Group LP (“ISG”), the Company’s investment manager and a subsidiary of AGM, for asset management services calculated using the same rates used to calculate the marginal base investment management fees and sub-allocation fees the Company pays to ISG pursuant to the fee agreement between the Company and ISG.

The descriptions of the ACRA 2 Framework Agreement and the ACRA 2 Shareholders Agreement contained and/or incorporated by reference herein are not complete and are qualified in their entirety by reference to the full text of such agreements, which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2023.

Citibank Revolving Credit Facility

On June 30, 2023, the Company, ALRe, Athene USA Corporation, a wholly-owned subsidiary of the Company (“AUSA”), and Athene Annuity Re Ltd., a wholly-owned subsidiary of the Company (“AARe” and, together with the Company, ALRe, AUSA and any other subsidiary of the Company that becomes a borrower thereunder, collectively the “Citi Facility Borrowers” and individually, a “Citi Facility Borrower”), entered into a credit agreement with a syndicate of banks, including Citibank, N.A., as administrative agent (“Citi Administrative Agent”), and the other lenders named therein (the “Citi Credit Facility”). The Citi Credit Facility allows for borrowings of up to $1.25 billion, subject to an increase of up to $1.75 billion on the terms described in the Citi Credit Facility, on a revolving basis. The Citi Credit Facility is unsecured and has a commitment termination date of June 30, 2028, subject to up to two 1-year extensions in accordance with the terms of the Citi Credit Facility. In connection with the Citi Credit Facility, the Citi Facility Borrowers entered into a Guaranty, dated as of June 30, 2023 (the “Citi Guaranty”), with the Citi Administrative Agent, pursuant to which (i) the Company and AUSA each, on a joint and several basis, guaranteed all of the obligations of the other Citi Facility Borrowers under and in respect of the Citi Credit Facility and the other loan documents related thereto and (ii) ALRe and AARe guaranteed certain of the obligations of the other Citi Facility Borrowers under and in respect of the Citi Credit Facility and the other loan documents related thereto.

Interest accrues on outstanding borrowings under the Citi Credit Facility at a rate per annum equal to either: (i) Adjusted Term SOFR (as defined in the Citi Credit Facility) plus a margin determined on a sliding scale from 0.875% to 1.500% based on the Debt Rating (as defined in the Citi Credit Facility) of the Company (currently 1.125%) or (ii) the Base Rate (as defined in the Citi Credit Facility) plus a margin determined on a sliding scale from 0.000% to 0.500% based on the Debt Rating of the Company (currently 0.100%). Under the Citi Credit Facility, the Borrowers pay a fee on undrawn commitments on a sliding scale from 0.070% to 0.175% based on the Debt Rating of the Company (currently 0.100%). These fees adjust automatically in the event of a change in the Company’s Debt Rating.

The Citi Credit Facility contains a number of customary representations and warranties and affirmative and negative covenants, including covenants restricting, subject to certain exceptions, the following:
•the ability to create liens on the Citi Facility Borrowers’ assets and on the equity interests of material subsidiaries;
•the ability of any Citi Facility Borrower or any material subsidiary to make fundamental changes;
•the ability of any Citi Facility Borrower or any subsidiary to engage in certain transactions with affiliates; and
•the ability to make changes in the nature of the Citi Facility Borrowers’ business.

The Citi Credit Facility also includes financial covenants consisting of: (i) maintenance of a minimum Consolidated Net Worth (as defined in the Citi Credit Facility) equal to $14,793,891,000 and (ii) a Consolidated Debt to Capitalization Ratio (as defined in the Citi Credit Facility) not to exceed 35%. Further, the Citi Credit Facility contains customary events of default, subject to certain materiality thresholds and grace periods for certain of those events of default. The events of default include payment defaults, covenant defaults, material inaccuracies in representations and warranties, certain cross-defaults, bankruptcy and liquidation proceedings and other customary defaults. Upon an event of default, the Citi Credit Facility provides that, among other things, the commitments may be terminated and the loans then outstanding may be declared due and payable.

The foregoing description of the Citi Credit Facility and the Citi Guaranty are not complete and are qualified in their entirety by reference to the complete text of the Credit Facility and the Guaranty, which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2023.

Wells Fargo 364-Day Revolving Credit Facility

On June 30, 2023, the Company and ALRe (together with the Company, the “Wells Facility Borrowers” and individually, a “Wells Facility Borrower”), entered into a credit agreement with a syndicate of banks, including Wells Fargo Bank, National Association, as administrative agent (“Wells Administrative Agent”), and the other lenders named therein (the “Wells Credit Agreement”). The Wells Credit Agreement allows for borrowings of up to $2.60 billion, subject to being increased to up to $3.10 billion on the terms described in the Wells Credit Agreement, on a revolving basis.

The Wells Credit Agreement is being entered into to facilitate and optimize the Wells Facility Borrowers’ available financing commitments for liquidity and working capital needs to meet short-term cash flow and investment timing differences of the Wells Facility Borrowers and certain of their subsidiaries. The Wells Facility Borrowers expect to utilize borrowings under the Wells Credit Agreement on a regular basis in the ordinary course of business.

The Wells Credit Agreement is unsecured and has a commitment termination date of June 28, 2024, subject to any extensions of additional 364-day periods with the consent of extending lenders and/or “term-out” of outstanding loans (by which, at the election of the Company, the outstanding loans may be converted to term loans which shall have a maturity of up to one year after the original maturity date), in each case in accordance with the terms of the Wells Credit Agreement. In connection with the Wells Credit Agreement, ALRe entered into a Guaranty, dated as of June 30, 2023 (the “Wells Guaranty”), with the Wells Administrative Agent, pursuant to which ALRe guaranteed all of the obligations of the Company under and in respect of the Wells Credit Agreement and the other loan documents related thereto. Interest accrues on outstanding borrowings under the Wells Credit Agreement at a rate per annum equal to either: (i) the Adjusted Term SOFR (as defined in the Wells Credit Agreement) plus a margin determined on a sliding scale from 1.000% to 1.250% based on the Financial Strength Rating (as defined in the Wells Credit Agreement) of ALRe (currently 1.100%) or (ii) the Base Rate (as defined in the Wells Credit Agreement) plus a margin determined on a sliding scale from 0.000% to 0.250% based on the Financial Strength Rating of ALRe (currently 0.100%). Under the Wells Credit Agreement, the Wells Facility Borrowers pay a fee on undrawn commitments on a sliding scale from 0.100% to 0.175% based on the Financial Strength Rating of ALRe (currently 0.125%). These fees adjust automatically in the event of the public announcement of a change in ALRe’s Financial Strength Rating.

The Wells Credit Agreement contains a number of customary representations and warranties and affirmative and negative covenants, including covenants restricting, subject to certain exceptions, the following:

•the ability to create liens on the Wells Facility Borrowers’ assets and on the equity interests of material subsidiaries;
•the ability of any Wells Facility Borrower or any material subsidiary to make fundamental changes;
•the ability of any Wells Facility Borrower or any subsidiary to engage in certain transactions with affiliates; and
•the ability to make changes in the nature of the Wells Facility Borrowers’ business.

The Wells Credit Agreement also includes a financial covenant consisting of a requirement for ALRe to maintain a minimum Consolidated Net Worth (as defined in the Wells Credit Agreement) equal to $8,772,660,000. Further, the Wells Credit Agreement contains customary events of default, subject to certain materiality thresholds and grace periods for certain of those events of default. The events of default include payment defaults, covenant defaults, material inaccuracies in representations and warranties, certain cross-defaults, bankruptcy and liquidation proceedings and other customary defaults. Upon an event of default, the Wells Credit Agreement provides that, among other things, the commitments may be terminated and the loans then outstanding may be declared due and payable.

The foregoing description of the Wells Credit Agreement and the Wells Guaranty do not purport to be complete and are qualified in their entirety by reference to the complete text of the Wells Credit Agreement and the Wells Guaranty, which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2023.

Item 1.02     Termination and Expiration of Definitive Material Agreements.

Effective as of June 30, 2023, the Citi Credit Facility replaced the Credit Agreement dated as of December 3, 2019 among the Company, ALRe, AUSA, AARe and the banks party thereto and Citibank, N.A., as administrative agent (the “Terminated Credit Facility”), and the commitments under the Terminated Credit Facility have been terminated.

Effective as of June 30, 2023, the Wells Credit Agreement replaced the Credit Agreement dated as of July 1, 2022 among the Company, ALRe and the banks party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Expired Credit Agreement”), and the commitments under the Expired Credit Facility have expired.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Fifteenth Amended and Restated Bye-laws

In connection with the entrance by the Company and its subsidiaries, as applicable, into the ACRA 2 Framework Agreement and related transaction documents and the completion of the transactions contemplated thereby, the Company amended and restated its bye-laws by adopting the Fifteenth Amended and Restated Bye-laws of the Company (the “Fifteenth Amended and Restated Bye-laws”), effective as of July 1, 2023, to reflect definitional changes required in connection with the entrance by the Company and its subsidiaries, as applicable, into the ACRA 2 Framework Agreement and related transaction documents.

The Fifteenth Amended and Restated Bye-laws became effective on the effective date of the ACRA 2 Framework Agreement. The foregoing description of the Fifteenth Amended and Restated Bye-laws does not purport to be complete and is qualified in its entirety by reference to the Fifteenth Amended and Restated Bye-laws filed as Exhibit 3.1 to this Current Report and incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Fifteenth Amended and Restated Bye-laws of Athene Holding Ltd., effective July 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENE HOLDING LTD.

Date:	July 5, 2023	/s/ Joseph Cohen
Joseph Cohen
Executive Vice President and General Counsel